Exhibit 10.15















                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                                  ALAMCO, INC.,

                              ALAMCO-DELAWARE, INC.

                                       AND

                      BANK ONE, TEXAS, NATIONAL ASSOCIATION


                         Effective as of October 1, 1995




                  REVOLVING LINE OF CREDIT OF UP TO $30,000,000










                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I       DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . .    1

      1.1       Terms Defined Above . . . . . . . . . . . . . . . . . . . .    1
      1.2       Additional Defined Terms  . . . . . . . . . . . . . . . . .    1
      1.3       Undefined Financial Accounting Terms  . . . . . . . . . . .   13
      1.4       References  . . . . . . . . . . . . . . . . . . . . . . . .   13
      1.5       Articles and Sections . . . . . . . . . . . . . . . . . . .   13
      1.6       Number and Gender . . . . . . . . . . . . . . . . . . . . .   14
      1.7       Incorporation of Exhibits . . . . . . . . . . . . . . . . .   14

ARTICLE II      AMOUNT AND TERMS OF FACILITY  . . . . . . . . . . . . . . .   14

      2.1       Revolving Line of Credit  . . . . . . . . . . . . . . . . .   14
      2.2       Letters of Credit . . . . . . . . . . . . . . . . . . . . .   14
      2.3       Use of Proceeds and Letters of Credit.  . . . . . . . . . .   15
      2.4       Interest  . . . . . . . . . . . . . . . . . . . . . . . . .   15
      2.5       Repayment of Advances and Interest Thereon  . . . . . . . .   15
      2.6       Advances and Payments on Note . . . . . . . . . . . . . . .   15
      2.7       Borrowing Base Determinations  . . . . . . . . . . . . . .    16
      2.8       Mandatory Prepayments . . . . . . . . . . . . . . . . . . .   17
      2.9       Voluntary Prepayments . . . . . . . . . . . . . . . . . . .   17
      2.10      Commitment Fees . . . . . . . . . . . . . . . . . . . . . .   17
      2.11      Facility Fees . . . . . . . . . . . . . . . . . . . . . . .   17
      2.12      Engineering Fees  . . . . . . . . . . . . . . . . . . . . .   18
      2.13      Letter of Credit Fees . . . . . . . . . . . . . . . . . . .   18
      2.14      Advances to Satisfy Obligations of Borrowers  . . . . . . .   18
      2.15      Pledge of and Security Interest in Accounts and Right of
                Offset or Lien  . . . . . . . . . . . . . . . . . . . . . .   18
      2.16      General Provisions Relating to Interest . . . . . . . . . .   19
      2.17      Yield Protection  . . . . . . . . . . . . . . . . . . . . .   20
      2.18      Power of Attorney . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE III     CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . .   22

      3.1       Receipt of Loan Documents and Other Items; First Advance  .   22
      3.2       Each Advance and Letter of Credit . . . . . . . . . . . . .   24

ARTICLE IV      REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . .   25

      4.1       Due Authorization and Corporate Existence . . . . . . . . .   25
      4.2       Valid and Binding Obligations . . . . . . . . . . . . . . .   25
      4.3       Title to Assets . . . . . . . . . . . . . . . . . . . . . .   26
      4.4       Scope and Accuracy of Financial Statements  . . . . . . . .   26
      4.5       Liabilities, Litigation and Restrictions  . . . . . . . . .   26
      4.6       Authorizations and Consents . . . . . . . . . . . . . . . .   26
      4.7       Compliance with Laws  . . . . . . . . . . . . . . . . . . .   26
      4.8       Proper Filing of Tax Returns and Payment of Taxes Due . . .   26
      4.9       ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
      4.10      Environmental Laws  . . . . . . . . . . . . . . . . . . . .   27
      4.11      Compliance with Federal Reserve Regulations . . . . . . . .   28
      4.12      Investment Company Act Compliance . . . . . . . . . . . . .   28
      4.13      Public Utility Holding Company Act Compliance . . . . . . .   28
      4.14      Refunds . . . . . . . . . . . . . . . . . . . . . . . . . .   28
      4.15      Gas Contracts . . . . . . . . . . . . . . . . . . . . . . .   28
      4.16      No Material Misstatements . . . . . . . . . . . . . . . . .   29
      4.17      Casualties or Taking of Property  . . . . . . . . . . . . .   29
      4.18      Locations of Business, Offices and Property . . . . . . . .   29
      4.19      Security Instruments  . . . . . . . . . . . . . . . . . . .   29
      4.20      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE V       AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . .   29

      5.1       Maintenance and Access to Records . . . . . . . . . . . . .   29
      5.2       Quarterly Financial Statements  . . . . . . . . . . . . . .   30
      5.3       Annual Financial Statements . . . . . . . . . . . . . . . .   30
      5.4       Reserve Reports . . . . . . . . . . . . . . . . . . . . . .   30
      5.5       Lockbox Reports . . . . . . . . . . . . . . . . . . . . . .   31
      5.6       Stockholder Communications and Securities and Exchange
                Commission Filings  . . . . . . . . . . . . . . . . . . . .   31
      5.7       Notices of Certain Events . . . . . . . . . . . . . . . . .   31
      5.8       Notification Letters  . . . . . . . . . . . . . . . . . . .   32
      5.9       Additional Information  . . . . . . . . . . . . . . . . . .   33
      5.10      Compliance with Laws  . . . . . . . . . . . . . . . . . . .   33
      5.11      Payment of Assessments and Charges  . . . . . . . . . . . .   33
      5.12      Indemnification . . . . . . . . . . . . . . . . . . . . . .   33
      5.13      Maintenance of Corporate Existence and Good Standing  . . .   34
      5.14      Further Assurances  . . . . . . . . . . . . . . . . . . . .   34
      5.15      Initial Fees and Expenses of Lender and/or Legal Counsel
                to Lender . . . . . . . . . . . . . . . . . . . . . . . . .   35
      5.16      Subsequent Fees and Expenses of Lender  . . . . . . . . . .   35
      5.17      Maintenance and Inspection of Tangible Properties . . . . .   36
      5.18      Maintenance of Insurance and Evidence Thereof . . . . . . .   36
      5.19      Payment of Note and Performance of Obligations  . . . . . .   36
      5.20      Operation of Oil and Gas Properties . . . . . . . . . . . .   36
      5.21      Current Ratio . . . . . . . . . . . . . . . . . . . . . . .   36
      5.22      Shareholders' Equity  . . . . . . . . . . . . . . . . . . .   37
      5.23      Existing Business . . . . . . . . . . . . . . . . . . . . .   37
      5.24      Lockbox Arrangement With Lockbox Account and Working
                Interest Owners Account . . . . . . . . . . . . . . . . . .   37
      5.25      Debt Coverage Ratio . . . . . . . . . . . . . . . . . . . .   37

ARTICLE VI      NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . .   38
      6.1       Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .   38
      6.2       Contingent Obligations  . . . . . . . . . . . . . . . . . .   38
      6.3       Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
      6.4       Sales of Assets . . . . . . . . . . . . . . . . . . . . . .   39
      6.5       Loans or Advances . . . . . . . . . . . . . . . . . . . . .   39
      6.6       Payment of Accounts Payable . . . . . . . . . . . . . . . .   39
      6.7       Cancellation of Insurance . . . . . . . . . . . . . . . . .   39
      6.8       Leases  . . . . . . . . . . . . . . . . . . . . . . . . . .   39
      6.9       Investments . . . . . . . . . . . . . . . . . . . . . . . .   39
      6.10      Changes in Corporate Structure  . . . . . . . . . . . . . .   40
      6.11      Transactions with Affiliates  . . . . . . . . . . . . . . .   40
      6.12      Lines of Business . . . . . . . . . . . . . . . . . . . . .   41
      6.13      Organization or Acquisition of Subsidiaries, L.L.C.'s,
                Partnerships and/or Joint Ventures  . . . . . . . . . . . .   41
      6.14      Clarksburg Gas and Tax Credit Properties  . . . . . . . . .   41

ARTICLE VII     EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . .   41

      7.1       Enumeration of Events of Default  . . . . . . . . . . . . .   41
      7.2       Remedies  . . . . . . . . . . . . . . . . . . . . . . . . .   44

ARTICLE VIII    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .   45

      8.1       Transfers and Participations  . . . . . . . . . . . . . . .   45
      8.2       Survival of Representations, Warranties and Covenants . . .   45
      8.3       Notices and Other Communications  . . . . . . . . . . . . .   45
      8.4       Parties in Interest . . . . . . . . . . . . . . . . . . . .   46
      8.5       Rights of Third Parties . . . . . . . . . . . . . . . . . .   46
      8.6       Renewals and Extensions . . . . . . . . . . . . . . . . . .   46
      8.7       No Waiver; Rights Cumulative  . . . . . . . . . . . . . . .   46
      8.8       Survival Upon Unenforceability  . . . . . . . . . . . . . .   47
      8.9       Amendments or Modifications . . . . . . . . . . . . . . . .   47
      8.10      Controlling Provision Upon Conflict . . . . . . . . . . . .   47
      8.11      Time, Place and Method of Payments  . . . . . . . . . . . .   47
      8.12      Disposition of Collateral . . . . . . . . . . . . . . . . .   47
      8.13      GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . .   48
      8.14      JURISDICTION AND VENUE  . . . . . . . . . . . . . . . . . .   48
      8.15      WAIVER OF RIGHTS TO JURY TRIAL  . . . . . . . . . . . . . .   48
      8.16      ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . .   48


LIST OF EXHIBITS

EXHIBIT I         -           Form of Note
EXHIBIT II        -           Form of Compliance Certificate
EXHIBIT III       -           Disclosures



                      AMENDED AND RESTATED CREDIT AGREEMENT


                THIS AMENDED AND RESTATED CREDIT AGREEMENT, made and entered into effective as of the 1st day of October, 1995, by and among ALAMCO, INC., a Delaware corporation ("Alamco") and ALAMCO-DELAWARE, INC., a Delaware corpo-ration ("Aladel") (Alamco and Aladel each a "Borrower" and collectively, the "Borrowers"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Lender"), evidences the arrangements concerning certain advances to the Borrowers by the Lender.


                              W I T N E S S E T H:

                WHEREAS, Alamco, Lender, and Interstate Resources, Inc. entered into that certain Credit Agreement dated March 27, 1991, as amended by that certain First Amendment to Credit Agreement dated effective as of April 22, 1992, the Second Amendment to Credit Agreement dated effective as of December 14, 1992, and the Third Amendment to Credit Agreement dated effective as of July 26, 1993, and Alamco, Lender and Aladel entered into that certain Fourth Amendment to Credit Agreement dated effective as of August 1, 1994 (such Credit Agreement as so amended, the "Prior Agreement"); and

                WHEREAS, Alamco, Aladel, and Lender desire to amend and restate the Prior Agreement as provided herein;

                NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender hereby amend and restate the Prior Agreement to read as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                1.1 Terms Defined Above. As used in this Credit Agreement, the terms "Aladel," "Alamco," "Borrower," "Borrowers," and "Lender" shall have the meaning assigned to such terms hereinabove.

                1.2 Additional Defined Terms. As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

                "Advance" shall mean an advance of funds made by the Lender to the Borrowers under this Agreement and any payment made by the Lender under a Letter of Credit.

                "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, either Borrower and includes any Subsidiary and any "affiliate" of either Borrower within the meaning of the regulations promulgated pursuant to the Securities Act of 1933, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

                "Agreement" shall mean this Amended and Restated Credit Agreement and all exhibits and schedules hereto, as the same may be amended, modified, supplemented or restated from time to time according to the terms hereof.

                "Assignment" shall mean the Assignment and Bill of Sale dated as of August 11, 1994, from Alamco in favor of Clarksburg Gas, and recorded in Book 1255, Page 649 of the assignment records of Harrison County, West Virginia.

                "Available Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the lesser of the Commitment Amount or the Borrowing Base in effect at such time minus (b) the sum of the Loan Balance at such time plus the L/C Exposure at such time.

                "Base Rate" shall mean, at any time, an interest rate per annum equal to the interest rate then most recently announced or published by the Lender as its base rate, which may not be the lowest interest rate charged by the Lender, AND which Base Rate shall change upon any change in such announced or published base rate of the Lender, all without notice to the Borrowers.

                "Borrowing Base" shall mean, at any time, the amount determined by the Lender in accordance with Section 2.7 and then in effect.

                "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas.

                "Clarksburg Gas" shall mean Clarksburg Gas Limited Partnership, a West Virginia limited partnership.

                "Closing Date" shall mean the effective date of this Agreement.

                "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                "Collateral" shall mean the Mortgaged Properties and any other Property of either Borrower, wherever located and whether now owned or existing or hereafter acquired or arising, that is now or at any time used or intended to be subject to the Liens created in the Security Instruments or otherwise as security for the payment or performance of all or any portion of the Obligations, including, without limitation, products and proceeds existing in connection with any of the foregoing.

                "Commitment" shall mean the obligation of the Lender, subject to applicable provisions of this Agreement, to make Advances to or for the benefit of the Borrowers pursuant to Section 2.1 and to issue Letters of Credit pursuant to Section 2.2.

                "Commitment Amount" shall mean the amount of $30,000,000.

                "Commitment Fee" shall mean each fee payable to the Lender by the Borrowers pursuant to Section 2.10.

                "Commitment Period" shall mean the period from and including the Closing Date to but not including the Drawdown Termination Date.

                "Commonly Controlled Entity" shall mean any Person which is under common control with either Borrower within the meaning of
      Section 4001 of ERISA.

                "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit II, executed by a Responsible Officer of each Borrower and furnished to the Lender from time to time in accordance with this Agreement.

                "Contingent Obligation" shall mean, as to any Person (the "Guarantor"), any obligation of such Guarantor guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person (the "Primary Obligor") (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Guarantor, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working capital or equity capital of the Primary Obligor in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Guarantor in good faith.

                "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

                "Default Rate" shall mean a per annum variable interest rate equal to the Base Rate plus five percent (5%), calculated on the basis of a year of 360 days and actual number of days elapsed (including the first day but excluding the last day), but in no event exceeding the Highest Lawful Rate.

                "Drawdown Termination Date" shall mean July 1, 1998.

                "Engineering Fee" shall mean each fee payable to the Lender by the Borrowers pursuant to Section 2.12.

                "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property of either Borrower, (c) solid or liquid waste disposal, (d) either the use, generation, storage, transportation or disposal of any Hazardous Substance, or (e) other environmental, health or safety matters affecting any Property of either Borrower or the business conducted thereon.

                "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Water Pollution Control Act, the Environmental Pesticides Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of either Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any so-called federal, state or local "Superfund" or "Superlien" statute, (d) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (e) any other equivalent federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treat-ment, storage, recycling, disposal, handling or release of Hazardous Substances.

        "ERISA" shall mean the Employee Retirement
      Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

                "Event of Default" shall mean any of the events specified in Section 7.1.

                "Existing Security Instruments" shall mean the Security Instruments, as such term is defined in the Prior Agreement, as such instruments have been or may be amended, restated, or supplemented from time to time.

                "Facility Fee" shall mean each fee payable to the Lender by the Borrowers pursuant to Section 2.11.

                "Financial Statements" shall mean statements of the financial condition of the Borrowers as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity for the Borrowers and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP and GAAS consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

                "Floating Rate" shall mean an interest rate per annum equal to the Base Rate from time to time in effect, plus one-fourth
      of                     59
[INVENTORY]                                         62
[CURRENT-ASSETS]                                 6,853
[PP&E]                                          83,816
[DEPRECIATION]                                  32,201
[TOTAL-ASSETS]                                  59,762
[CURRENT-LIABILITIES]                            6,026
[BONDS]                                         13,674
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                           476
[OTHER-SE]                                      29,867
[TOTAL-LIABILITY-AND-EQUITY]                    59,762
[SALES]                                         16,800
[TOTAL-REVENUES]                                18,539
[CGS]                                            7,354
[TOTAL-COSTS]                                    4,271
[OTHER-EXPENSES]                                     0
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                               1,188
[INCOME-PRETAX]                                  2,772
[INCOME-TAX]                                     1,077
[INCOME-CONTINUING]                              1,695
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                     1,695
[EPS-PRIMARY]                                      .36
[EPS-DILUTED]                                        0
[/TABLE]